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                                                                    EXHIBIT 10.8

                                AMENDMENT NO. 7

                          TO ASSET PURCHASE AGREEMENT
                           DATED AS OF APRIL 6, 1998

          This AMENDMENT NO. 7 to Asset Purchase Agreement is, dated as of October 30, 1998 (this "Amendment"), among TrizecHahn Centers Inc., a California corporation ("THCI"), and The Rouse Company, a Maryland corporation ("Rouse"), and Westfield America, Inc., a Missouri corporation ("Westfield" and, together with Rouse the "Acquirors").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, THCI, Rouse and Westfield are parties to an Asset Purchase Agreement, dated as of April 6, 1998 as amended by Amendment No. 1 dated as of July 31, 1998, by the letter agreement dated as of July 31, 1998, by Amendment No. 2 dated as of August 31, 1998, by Amendment No. 3 dated as of September 23, 1998, by Amendment No. 4 dated as of September 25, 1998, by Amendment No. 5, dated as of October 7, 1998 and by Amendment No. 6 dated October 22, 1998 ( the "Asset Purchase Agreement"; terms defined in the Asset Purchase Agreement and not otherwise defined being used herein as therein defined);

          WHEREAS, THCI, Rouse and Westfield desire to amend the Asset Purchase Agreement as set forth in this Amendment; and

          WHEREAS, pursuant to Section 12.09 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended by the parties hereto.

          NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows;



                                   ARTICLE I

                   AMENDMENTS TO THE ASSET PURCHASE AGREEMENT

          SECTION 1.01 Amendment to Section 5.10(b) of the Asset Purchase Agreement. Section 5.10(b) of the Asset Purchase Agreement is hereby amended and restated as follows:

          "(b)(1) THCI and the Acquirors acknowledge that Affiliates of THCI entered into an agreement dated as of October 27, 1998 with all of the partners in DPA, L.P. (all of such partners, excluding DPA, being the "DP Partners",) pursuant to which THCI's Affiliates will acquire the limited partner interests of the DP Partners in DPA, L.P. for an aggregate purchase price of $18,032,000 on the Applicable Closing Date for Downtown Plaza (and the general partner interest of one DP Partner will be redeemed for $368,000 (the "Redeemed Interest")) (the "THCI Purchase"). On the Applicable Closing Date for Downtown Plaza, THCI shall cause to be
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sold to the Acquirors, and the Acquirors shall purchase from DPA, L.P., the
Downtown Plaza Property Assets for the Adjusted Allocated Purchase Price therefor, in lieu of THCI selling and the Acquirors acquiring 100% of the stock of DPA.

          (2) The Acquirors and THCI agree that Canadian Imperial Bank of Commerce ("CIBC"), holder of the Existing Debt on Downtown Plaza (the "CIBC Loan"), has required payment of the following fees (each, a "CIBC Fee" and collectively, the "CIBC Fees") in connection with the assumption by an affiliate of Westfield of the CIBC Loan and the extension of the maturity date of the CIBC Loan until June 2, 1999: (i) a fee of $184,952 on the Applicable Closing Date;
(ii) the Second Fee (as defined in the Assignment and Assumption, Release and Modification of Loan Documents Agreement, dated as of the Applicable Closing Date for Downtown Plaza); and (iii) CIBC may require the payment of attorneys' fees and title endorsement fees in connection with such assumption. THCI agrees to pay each CIBC Fee when due and the Acquirors shall reimburse THCI for 50% of each such payment of a CIBC Fee on such Closing Date with respect to the $184,952 CIBC Fee and, with respect to the other CIBC Fees, within five (5) Business Days after THCI notifies the Acquirors that THCI has paid the subject other CIBC Fee.

          (3) The Acquirors acknowledge that the Guarantee of Indebtedness (the "THCI Guaranty"), dated November 27, 1991 made by THCI in favor of CIBC of the CIBC Loan will not be released on the Applicable Closing Date for Downtown Plaza. Westfield hereby confirms that the terms of Section 5.05(d) shall continue to apply to the THCI Guaranty. In addition to the foregoing, Westfield agrees that if the THCI Guaranty has not been released prior to March 2, 1999, Westfield shall on or prior to March 2, 1999 offer to CIBC its guaranty in substitution of the THCI Guaranty in substantially the same form thereof and to prepay $10,000,000 of the CIBC Loan in exchange for CIBC releasing the THCI Guaranty, and if such offer is accepted by CIBC, Westfield shall make such prepayment and deliver such guaranty (the "Replacement Guaranty") on the date agreed to by CIBC. Such offer shall be unconditional and shall not be subject to any other modification of the CIBC loan documents, except for the release of the THCI Guaranty. In the event that Westfield fails to make such offer on or prior to March 2, 1999, then THCI shall have the right, at any time thereafter, on behalf of Westfield, to offer to CIBC a $10,000,000 prepayment of the CIBC Loan and/or the Replacement Guaranty in exchange for CIBC releasing the THCI Guaranty, and, if CIBC accepts such offer, (i) Westfield (if requested) will deliver the Replacement Guaranty, (ii) conditioned only upon delivery of the Replacement Guaranty, THCI shall make such prepayment to CIBC and (iii) Westfield shall reimburse THCI for the full amount of such prepayment upon demand the indemnity of Westfield hereunder shall apply to such reimbursement obligation without regard to the Threshold Amount. Westfield agrees not to extend or otherwise amend the CIBC Loan (as extended until June 2, 1999) or any of the documents relating thereto unless the THCI Guaranty is released at the time of such extension or amendment."

          SECTION 1.02. Amendment to definition of "Adjusted Allocated Purchase Price" in Section 1.01. Section 1.01 of the Asset Purchase Agreement is hereby amended by adding the following at the end of the definition of "Adjusted Allocated Purchase Price":

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          "(f) Notwithstanding clause (a) above, the Adjusted Allocated Purchase
Price for the Downtown Plaza Property Assets shall equal the sum of (i) Thirty-six Million One Hundred Thousand Dollars ($36,100,000), plus or minus, as applicable one hundred percent (100.0%) of the net amount of prorations made in accordance with Section 2.07(a) for the Downtown Plaza Property Assets as of the day preceding the Applicable Closing Date, plus (ii) Eighteen Million Four Hundred Thousand Dollars ($18,400,000) which shall be used by THCI to consummate the THCI Purchase, plus (iii) the Capital Costs paid on or prior to the Applicable Closing by THCI or DPA, L.P., with respect to such property under leases and construction contracts that are executed and delivered after the date of this Agreement and renewals and extensions, exercised or executed after the date of this Agreement, of leases executed on or prior to the date of this Agreement, in each case in accordance with the terms of this Agreement, plus
(iv) the cash (net of outstanding payments) held by the Management Company for the benefit of DPA, L.P., minus $700,000."

          "(g) The "Adjusted Allocated Purchase Price" for Horton Plaza shall be reduced by $75,000 on account of certain alleged defective floor covering work performed at Horton Plaza."

          SECTION 1.03. Completion of Performance of ADA Work. THCI agrees (i) to cause, at no cost or expense to the Acquirors and in a good and workman-like manner and in compliance with all Laws, the performance of the remediation obligations of THCI and/or its Affiliates (the "Remediation Work") pursuant to the settlement agreement relating to Civil Case Number S-96-1605 LKK/GGH currently pending in United States District Court for the Eastern District of California, and (ii) to keep Downtown Plaza free of liens arising from the Remediation Work. THCI, DPA, L.P., DPA-H, Inc. and their respective agents and contractors shall have the right to enter Downtown Plaza for the purpose of completing the Remediation Work during reasonable and customary hours for the performance of construction work of the same type and character as the Remediation Work. THCI agrees to indemnify the Acquirors from and against any and all losses, damages or claims suffered by the Acquirors as a result of any such entry. Upon completion of the Remediation Work, THCI will cause the assignment to the Acquirors without representation or warranty of any and all express or implied warranties received from the contractors and their subcontractors performing the Remediation Work.

          SECTION 1.04. Amendment to Definition of "Excluded Property Assets" in
Section 101. Section 1.01 of the Asset Purchase Agreement is hereby amended by adding the following at the end of the definition of "Excluded Property Assets":

                    "In addition, with respect to Horton Plaza only, the term `Excluded Property Assets' shall also include (A) that certain Standard Form of Agreement Between Owner and Contractor dated February l2, 1998 by and between Hensel Phelps Construction Company and HSD/Horton Associates, a California general partnership (the `Horton Plaza Construction Contract') and the construction obligations thereunder (the `Horton Plaza Construction Work')."

          SECTION 1.05. Horton Plaza Construction Work. THCI agrees (i) to cause, at no cost or expense to the Acquirors, the completion of that portion of the Horton Plaza

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Construction Work represented by the punch lists attached hereto as Exhibit "A"
(the "Horton Plaza Punchlist Work") in a good and workmanlike manner and in compliance with all Laws and (ii) to keep Horton Plaza free of liens arising from the Horton Plaza Punchlist Work. THCI, HSD Horton Associates and their respective agents and contractors shall have the right to enter Horton Plaza for the purpose of completing the Horton Plaza Punchlist Work during reasonable and customary hours for the performance of construction work of the same type and character as the Horton Plaza Punchlist Work. THCI agrees to indemnify the Acquirors from and against any and all losses, damages or claims suffered by the Acquirors as a result of any such entry. Upon completion of the Horton Plaza Punchlist Work, THCI will assign or cause to be assigned to the Acquirors without representation or warranty any and all express or implied warranties received from the contractor and its subcontractors under the Horton Plaza Construction Contract.

          SECTION 1.06.  Horton Plaza CAM Claim.

          (a) THCI acknowledges that Nordstrom Inc. claims that HSD/Horton Associates has over collected common area maintenance costs and merchants association dues in the amount of $652,348 and that THCI is responsible for the amount of any such over collection (and any interest thereon). THCI shall cause HSD/Horton Associates to investigate the validity of such claim and use its diligent efforts to resolve such claim in full to Nordstrom Inc.'s and Westfield's reasonable satisfaction within thirty (30) days of the date hereof.

          (b) If THCI has not resolved such claim to Nordstrom's and Westfield's reasonable satisfaction by the earlier of (i) provided the Acquirors are not then in breach of their obligation to close the acquisition of Los Cerritos Mall, November 30, 1998, or (ii) the Applicable Closing Date for Los Cerritos Mall, the Acquirors shall receive a credit against the Adjusted Allocated Purchase Price for Los Cerritos Mall in the amount of such claim less the sum of
(i) any portion of such claim which THCI has paid and (ii) any portion of such claim which THCI demonstrates to Westfield's reasonable satisfaction as being without merit (or, if the Applicable Closing Date for Los Cerritos Mall has not occurred by November 30, 1998, provided Acquirors are not then in breach of their obligation to close the acquisition of Los Cerritos Mall, THCI shall pay such amount to Westfield). Westfield agrees to promptly pay to Nordstrom, Inc. the full amount of such credit or payment received by Westfield. Nothing contained in this Section 1.06(b) shall limit THCI's responsibility for the Nordstrom's claim or THC1's indemnification obligations with respect thereto pursuant to Section 9.02(a)(iv) of the Agreement.

          SECTION 1.07.  Preliminary Adjustment of Prorations.

          The word "prior" in Section 1.03 of Amendment No. 4 is hereby deleted and replaced with "on or prior."

                                   ARTICLE II

                               GENERAL PROVISIONS

          SECTION 2.01.  Authority; Effect on Asset Purchase Agreement.

          (a) THCI hereby represents as follows:

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               (i) THCI has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Asset Purchase Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (ii) The execution and delivery of this Amendment by THCI and the consummation by THCI of the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the past of THCI are necessary to authorize this Amendment or to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (iii) This Amendment has been duly and va1idly executed and delivered by THCI and, assuming the due authorization, execution and delivery by Rouse and Westfield, the Asset Purchase Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of THC1, enforceable against THCI in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

               (b) Rouse and Westfield each, severally but not jointly, hereby represents as follows:

               (i) Such Acquiror has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Asset Purchase Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (ii) The execution and delivery of this Amendment by such Acquiror and the consummation by them of the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of such Acquiror are necessary to authorize this Amendment or to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (iii) This Amendment has been duly and validly executed and delivered by such Acquiror and, assuming the due authorization, execution and delivery by THCI, the Asset Purchase Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of such Acquiror, enforceable against such Acquiror in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy insolvency, reorganization,

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     moratoriums or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

          (c) Except as amended hereby, the provisions of the Asset Purchase Agreement are and shall remain in full force and effect.

          SECTION 2.02. Counterparts. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 2.03. Governing Law. This Amendment shall be governed in the same manner as provided in Section 12.10 of the Asset Purchase Agreement

    [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, THCI, Rouse and Westfield have caused this
Amendment to be executed as of the date first written above by their respective officers hereunto duly authorized.

                                     TR1ZECHAHN CENTERS INC.


                                     By: /s/ Neil Jacob
                                         ---------------------------------------
                                         Name:  Neil Jacob
                                         Title: Vice President



                                     THE ROUSE COMPANY

                                     By: /s/ Bruce I. Rothschild
                                         ---------------------------------------
                                         Name:  Bruce I. Rothschild
                                         Title: Vice President



                                     WESTFIELD AMERICA, INC.


                                     By: /s/ Irv Hepner
                                         ---------------------------------------
                                         Name:  Irv Hepner
                                         Title: Secretary

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